UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2024

CELL MEDX CORP.

(Exact name of registrant as specified in its charter)

NV	000-54500	38-3939625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 - 1130 Pender Street, West Vancouver, British Columbia		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(844) 238-2692

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 12, 2024, Amir Vahabzadeh, a director of Cell MedX Corp. (the "Company"), together with his spouse, subscribed for 1,000,000 units (each a "Unit") of the Company at a price of US$0.03 per Unit for total $30,000 in a private placement offering (the "Offering"). Details of the Offering are provided under Item 3.02 of this Current Report.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

On March 12, 2024, Cell MedX Corp. (the “Company”) closed a private placement offering (the “Offering”) by issuing 2,500,000 units (each a "Unit") at a price of US$0.03 per Unit for gross proceeds of US$75,000. Each Unit sold under the Offering consisted of one share in the common stock of the Company and one share purchase warrant (the “Warrant”) expiring on March 12, 2026. Each Warrant is exercisable for one additional share of the Company’s common stock at a price of US$0.04 per share on or before September 12, 2024, and at a price of US$0.05 per share for the remaining life of the Warrant.

Units issued to non-U.S. persons were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) on the basis that the subscribers are not residents of the United States, are otherwise not “U.S. persons” as that term is defined in Rule 902(k) of Regulation S of the Act and were not in the United States. Units issued to U.S. persons were issued pursuant to the provisions of Rule 506(b) of Regulation D of the Act on the basis that the subscribers are “accredited investors” as that term is defined under Regulation D of the Act.

Amir Vahabzadeh, a director of the Company, and his spouse participated in the Offering acquiring a total of 1,000,000 Units for $30,000.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
99.1	News Release dated March 19, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL MEDX CORP.

Date: March 19, 2024

By: /s/ David Jeffs
David Jeffs,
Chief Executive Officer